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                                                                    Exhibit 23.2

                    CONSENT OF DUANE, MORRIS & HECKSCHER LLP

         We hereby consent to the filing of the form of our opinion with respect to the tax consequences of the merger between Glacier Bancorp, Inc. and GB, Inc. as an exhibit to the Registration Statement on Form S-4 of Glacier Bancorp, Inc., and to the references to our Firm in the Prospectus/Proxy Statement contained therein. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Duane, Morris & Heckscher LLP